Exhibit 99.1
NOG PRICES UPSIZED $175.0 MILLION REOPENING OF 3.625% CONVERTIBLE SENIOR NOTES DUE 2029
•Reopening of existing 2029 convertible notes provides NOG with incremental strategic flexibility
•A portion of the proceeds will be used to repurchase stock and purchase a hedge overlay intended to offset share dilution until the stock is above approximately $50.87

MINNEAPOLIS—(BUSINESS WIRE)—June 12, 2025—Northern Oil and Gas, Inc. (NYSE: NOG) (the “Company” or “NOG”) today announced the pricing of its offering of $175,000,000 aggregate principal amount of additional 3.625% convertible senior notes due 2029 (the “new notes”), at an issue price of 105.597% of the principal amount thereof, in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $150,000,000 aggregate principal amount of new notes.

The new notes will be issued under the same indenture as the Company’s $500.0 million aggregate principal amount of 3.625% convertible senior notes due 2029 (the “initial notes” and, together with the new notes, the “notes”) issued on October 14, 2022 and will form a part of the same series of notes as the initial notes. While the new notes the Company is offering will initially trade under a Rule 144A CUSIP number, the Company expects that once de-legended, the new notes will trade with same CUSIP number as the initial notes. The issuance and sale of the new notes are scheduled to settle on June 17, 2025, subject to customary closing conditions. The Company also granted the initial purchasers of the new notes an option to purchase, for settlement within a period of 13 days from, and including, the date new notes are first issued, up to an additional $25,000,000 principal amount of new notes.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at the Company’s option at any time, and from time to time, on or after April 15, 2026 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Notwithstanding the foregoing, the Company will agree not to call any of the new notes issued in the offering for redemption unless those notes are “freely tradable” (as defined in the indenture governing the initial notes) pursuant to the proviso to the first sentence of the definition thereof.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require the Company to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The Company expects to receive approximately $178.4 million from the offering (or approximately $204.0 million if the initial purchasers exercise their option to purchase additional new notes in full), after deducting the initial purchasers’ discounts and the Company’s estimated offering expenses. The Company intends to use approximately $14.8 million of the net proceeds to fund the cost of entering into the capped call transactions described below. In addition, the Company intends to use up to $35.0 million of the net proceeds of the offering to repurchase up to 1.1 million shares of its common stock concurrently with the pricing of the offering in privately negotiated transactions effected through one or more of the initial purchasers of the new notes or their respective affiliates, as the Company’s agent. The Company intends to use any remaining net proceeds from the offering for general corporate purposes (initially, the repayment of a portion of the outstanding debt under its revolving credit facility). If the initial purchasers exercise their option to purchase additional new notes, the Company expects to use a portion of the net proceeds from the sale of the additional new notes to enter into additional capped call transactions with the option counterparties (as defined below).

The new notes will be senior, unsecured obligations of the Company and will accrue interest at a rate of 3.625% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2025. The notes will mature on April 15, 2029, unless earlier repurchased, redeemed or converted. Before October 16, 2028, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after October 16, 2028, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will have the right to elect to settle conversions either entirely in cash or in a combination of cash and shares of its common stock. However, upon conversion of any notes, the conversion value, which will be determined over a period of multiple trading days, will be paid in cash up to at least the principal amount of the notes being converted. The current conversion rate is 26.9811 shares of common stock per $1,000 principal amount of notes, which represents a conversion price of approximately $37.06 per share of common stock. The conversion price represents a premium of 19% over the last reported sale price of $31.15 per share of the Company’s common stock on June 12, 2025. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

In connection with the pricing of the new notes, the Company entered into privately negotiated capped call transactions with one or more of the initial purchasers or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of the Company’s common stock underlying the new notes. If the initial purchasers exercise their option to purchase additional new notes, the Company expects to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions will initially be $50.8709 per share, which represents a premium of approximately 63% over the last reported sale price of the Company’s common stock of $31.15 per share on June 12, 2025, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of new notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted new notes, as the case may be, with such offset subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, the pricing of the new notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes at that time. In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the new notes and prior to the maturity of the notes (and are likely to do so during any observation period relating to a conversion of the notes). This activity could also cause or prevent an increase or a decrease in the market price of the Company’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the new notes and any shares of common stock issuable upon conversion of the new notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the new notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the new notes or any shares of common stock issuable upon conversion of the new notes, nor will there be any sale of the new notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

ABOUT NOG

NOG is a real asset company with a primary strategy of acquiring and investing in non-operated minority working and mineral interests in the premier hydrocarbon producing basins within the contiguous United States.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act and the Securities Exchange Act of 1934, as amended. All statements, including statements regarding the expected closing date of the offering and the anticipated use of the net proceeds therefrom, other than statements of historical facts included in this press release, are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on NOG’s current properties and properties pending acquisition; infrastructure constraints and related factors affecting NOG’s properties; general economic or industry conditions, whether internationally, nationally and/or in the communities in which NOG conducts business, including any future economic downturn, cost inflation, supply chain disruptions, the impact of continued or further inflation, disruption in the financial markets, changes in the interest rate environment and actions taken by OPEC and other oil producing countries as it pertains to the global supply and demand of, and prices for, crude oil, natural gas and NGLs; ongoing legal disputes over, and potential shutdown of, the Dakota Access Pipeline; NOG’s ability to identify and consummate additional development opportunities and potential or pending acquisition transactions; the projected capital efficiency savings and other operating efficiencies and synergies resulting from NOG’s acquisition transactions, integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof; disruption to NOG’s business due to acquisitions and other significant transactions; changes in local, state, and federal laws, regulations or policies that may affect NOG’s business or NOG’s industry (such as the effects of tax law changes, and changes in environmental, health, and safety regulation and regulations addressing climate change, and trade policy and tariffs); conditions of the securities markets; risks associated with the notes, including the potential impact that the notes may have on NOG’s financial position and liquidity, potential dilution, and that provisions of the notes could delay or prevent a beneficial takeover of NOG; the potential impact of the capped call transactions undertaken in tandem with the new notes issuance, including counterparty risk; increasing attention to environmental, social and governance matters; NOG’s ability to raise or access capital on acceptable terms; cyber-incidents could have a material adverse effect on NOG’s business, financial condition or results of operations; changes in accounting principles, policies or guidelines; events beyond NOG’s control, including a global or domestic health crisis, acts of terrorism, political or economic instability or armed conflict in oil and gas producing regions; and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products and prices. Additional information concerning potential factors that could affect future plans and results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward-looking statements.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, the Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Evelyn Leon Infurna
Vice President of Investor Relations
(952) 476-9800
ir@noginc.com